EXHIBIT 99.2

The Acquired Basic Business
(Acquisition of certain assets related to the well servicing and completion and remedial business lines of Basic Energy Services, Inc.)

Unaudited Combined Financial Statements
As of September 30, 2021 2020,
and for the Nine Months Ended September 30, 2021 and September 30, 2020

EXHIBIT 99.2

EXHIBIT 99.2
THE ACQUIRED BASIC BUSINESS
UNAUDITED INTERIM COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2021	2020
Revenues
Well servicing	$97,655	$90,472
Completion and Remedial	32,420	39,371
Total Revenues	130,075	129,843

Operating expenses
Well servicing	82,577	82,789
Completion and Remedial	24,895	38,443
Total cost of services	107,472	121,232
Selling, general and administrative	33,785	49,846
Depreciation and amortization	11,861	13,616
Impairment and other charges	248	67,065
Total operating expenses	153,366	251,759

Operating loss	(23,291)	(121,916)

Interest expense	311	390
Loss before income taxes	(23,602)	(122,306)
Tax expense	—	—
Net Loss	$(23,602)	$(122,306)
The accompanying notes are an integral part of these unaudited interim combined financial statements.

EXHIBIT 99.2
THE ACQUIRED BASIC BUSINESS
UNAUDITED INTERIM COMBINED BALANCE SHEETS

	September 30,
	2021	2020
Assets
Trade accounts receivable, net	$25,315	$45,125
Inventories	7,609	8,997
Prepaid expenses and other current assets	4,683	7,368
Total current assets	37,607	61,490

Property and equipment, net	53,862	70,939
Operating lease right-of-use assets	1,071	2,733
Intangible assets, net	1,202	1,319
Other assets, net	1,822	2,648
Total assets	95,564	139,129

Liabilities and parent company equity
Accounts payable	51,761	43,274
Accrued expenses	38,287	27,476
Current portion of finance lease liabilities	1,971	2,199
Current portion of operating lease liabilities	552	508
Total current liabilities	92,571	73,457
Finance lease liabilities	1,678	3,962
Operating lease liabilities	650	628
Total liabilities	94,899	78,047

Commitments and contingencies (Note 14)

Parent company equity
Parent Company Investment	665	61,082
Total parent company equity	665	61,082

Total liabilities and parent company equity	$95,564	$139,129
The accompanying notes are an integral part of these unaudited interim combined financial statements.

Exhibit 99.1
THE ACQUIRED BASIC BUSINESS
UNAUDITED INTERIM COMBINED STATEMENTS OF PARENT COMPANY EQUITY

Total parent company equity
Balance as of January 1, 2020	$148,373
Net loss	(122,306)
Non cash CJWS property, equipment and goodwill contribution from Parent	29,383
Net transfers from parent	5,632
Balance as of September 30, 2020	$61,082

Balance as of January 1, 2021	$46,391
Net loss	(23,602)
Net transfers from parent	(22,124)
Balance as of September 30, 2021	$665
The accompanying notes are an integral part of these unaudited interim combined financial statements.

Exhibit 99.1
THE ACQUIRED BASIC BUSINESS
UNAUDITED INTERIM COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(23,602)	$(122,306)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,861	13,616
Impairment of property and equipment	248	59,940
Impairment of goodwill	—	7,124
Provision for expected credit losses, net of recoveries	(2,079)	1,728
Stock based compensation	100	777
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,125)	17,510
Inventories	984	2,340
Prepaid expenses and other assets	71	(3,595)
Accounts payable	24,394	18,440
Accrued expenses	13,454	3,778
Other liabilities	(38)	885
Net cash provided by operating activities	23,268	237

Cash flow from investing activities
Capital expenditures	(893)	(2,131)
Net cash used in investing activities	(893)	(2,131)

Cash flow from financing activities
Other financing activates	(251)	(3,738)
Net transfers from parent	(22,124)	5,632
Net cash provided by (used in) financing activities	(22,375)	1,894

Net decrease in cash and cash equivalents
Cash and cash equivalents, beginning period	—	—
Cash and cash equivalents, ending period	$—	$—

Supplemental cash flow information and non-cash investing and financing activities
Finance lease liabilities incurred from obtaining right-of-use assets	10	—
Operating lease liabilities incurred from obtaining right-of-use assets	—	1,212
Additions to goodwill related to CJWS	—	7,124
Additions to property and equipment related to CJWS	—	22,259
The accompanying notes are an integral part of these unaudited interim combined financial statements.

Exhibit 99.1
THE ACQUIRED BASIC BUSINESS
NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS
Note 1 — Business and Basis of Presentation
Description of the Business
On September 15, 2021, Ranger Energy Acquisition, LLC (“Buyer” or “Ranger”), a controlled subsidiary of Ranger Energy Services, Inc., entered into an Asset Purchase Agreement with Basic Energy Services, Inc. ( “the Parent”) and its following subsidiaries, Basic Energy Services, L.P., C&J Well Services, Inc., Taylor Industries, LLC, Breakaway Acquisition LLC and KVS Transportation, Inc, (each a “Seller” and, collectively, “Sellers” or “Basic”), pursuant to which Ranger acquired the right, title and interest of certain assets related to Basic. This transaction closed on October 1, 2021.
Specifically, Ranger acquired certain assets related to well servicing and completion and remedial business lines of the Sellers outside the State of California (excluding the water logistic business and corporate assets), related to the well servicing, fishing and rental tool, coiled tubing, rolling stock and real property locations inclusive of, but not limited to, real property owned in New Mexico, Oklahoma and Texas (collectively and hereinafter, “the Business” or “we”, “us” or “our”).
The Parent and its subsidiaries provide a wide range of wellsite services to oil and natural gas drilling and producing companies, including well servicing, water logistics and completion and remedial services. The Parent’s operations are concentrated in major United States onshore oil and natural gas producing regions located in Texas, California, New Mexico, Oklahoma, Arkansas, Louisiana, Wyoming, North Dakota and Colorado.
Basis of Presentation
The accompanying interim combined financials are unaudited. These interim combined financial statements of the Business reflect the historical financial position, results of operations, changes in parent company equity and cash flows of the Business for the periods presented as the Business was historically managed by the Parent. The interim combined financial statements have been prepared on a “carve-out” basis and are derived from the consolidated financial statements and accounting records of the Parent and its subsidiaries. The interim combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) using U.S. dollars in thousands as the reporting currency. There were no items of other combined comprehensive income during the periods presented.
The interim combined financial statements include expense allocations for certain functions provided by the Parent. These allocations were either based on direct usage when identifiable or generally based on the proportionate percentage of the Business cost of sales. Cost of sales include expense allocations related to stock-based compensation of $0.1 million and $0.8 million for the nine months ended September 30, 2021 and 2020, respectively; and selling and general administrative expenses include expense allocations related to accounting and finance, legal, information technology, human resources, corporate fleet and cash incentive plans of $18.2 million and $19.1 million for the nine months ended September 30, 2021 and 2020, respectively (refer to Note 3 — Related Party Transactions with Parent). Management considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to or the benefit received by the Business during the period presented for purposes of the carve-out. The allocations may not, however, reflect the expenses that the Business would have incurred as an independent stand-alone company for the period presented. Actual costs that may have been incurred if the Business had been a independent stand-alone company would depend on a number of factors, including the executive, organizational and administrative structure, equity compensation costs, professional fees costs, whether functions were outsourced or performed by employees, and other strategic decisions like merger and acquisitions and expansion in another markets.
Parent Company Equity represents the Parent’s historical investment in the Business, cumulative net losses and the net effect of transfers to and from, transactions between, and cost allocations from the Parent.
Total Parent Company Equity for the year ended December 31, 2020, reflects the contribution of certain property, equipment and goodwill contributed by the Parent to the Business, pursuant to the acquisition of C&J Well Services, Inc. ("CJWS") by the Parent on March 9, 2020. The results of operations of the Business for the periods subsequent to March 9, 2020, include the operations of the contributed CJWS property and equipment.
Except for certain finance leases, the Parent’s external debt and the related interest expense have not been allocated to the Business as the Business is not the legal obligor of the debt and the Parent’s borrowings were not directly assumed or acquired by Ranger.
The Business does not have legal ownership of bank accounts. Accordingly, none of the cash and cash equivalents of the Parent have been assigned to the Business in the combined financial statements.

Exhibit 99.1
Non-recurring costs incurred by the Parent, including costs related to acquisition transaction, corporate restructuring and employee severance costs have been excluded from the combined financial statements.
Income taxes for the Business are calculated as if the Business filed tax returns on a stand-alone basis separate from the Parent.
The combined financial statements may not be indicative of the Business’ future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as an independent stand-alone company during the periods presented.
Note 2 — Summary of Significant Accounting Policies
Significant Accounting Policies
The significant accounting policies followed by the Business are set forth in Note 2 of the combined financial statements of the Acquired Basic Business for the years ended December 31, 2020 and 2019 and are supplemented by the notes to the unaudited interim combined financial statements in this report. The unaudited interim combined financial statements in this report should be read in conjunction with the combined financial statements and notes included in the combined financial statements of the Acquired Basic Business for the years ended December 31, 2020 and 2019.
Use of Estimates
The preparation of the accompanying interim combined financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent liabilities at the date of the interim combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Areas where critical accounting estimates are made by management include impairments of goodwill and long-lived assets.
Revenue Recognition
We account for revenues under Accounting Standards Codification (ASC) Topic - 606 - Revenue from Contracts with Customers to match the delivery of goods or services to customers. Our revenues are generated by services, which are consumed as provided by our customers on their sites. Contracts for our services are negotiated on a regional level and are on a per job basis, with jobs being completed in a short period of time, usually one day or up to a week. Revenue is recognized as performance obligations have been completed on a daily basis either as Accounts Receivable or Work-in-Process ("WIP"), when all of the proper approvals are obtained. A small percentage of our jobs may require performance obligations which extend over a longer period of time and are not invoiced until all performances obligations in the contract are complete, such as plugging a well, fishing services, and pad site preparation jobs. Because these jobs are performed on the customer's job site, and we are contractually entitled to bill for our services performed to date, revenues for these service lines are recognized on a daily basis as services are performed and recorded as Contract Assets rather than WIP or Accounts Receivable. Contract Assets are typically invoiced within 30 to 60 days of recognizing revenue. We do not have any long-term service contracts; nor do we have revenue expected to be recognized in any future year related to remaining performance obligations or contracts with variable consideration related to undelivered performance obligations.
Accounts Receivable and Allowance for Credit Losses
We estimate the allowance for credit losses on accounts receivable based on past collections and expectations for future collections. We regularly review each account receivable for collectability. After all collection efforts are exhausted, if the balance is still determined to be uncollectable, the balance is written off. Expense related to the write-off of uncollected account receivables is recorded in selling, general and administrative expense. For accounts receivable related to products and services, we estimate the expected credit losses by reviewing and monitoring updated customer credit scores and risk ratings provided by third party and internal resources, considering the future impact of the current business and industry environment, and reviewing the historical loss experience by type of customer.
Recent Accounting Pronouncements
Standards Adopted in 2020
In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13"). ASU 2016-13 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected, utilizing an expected loss methodology in place of the previously used incurred loss methodology. The provisions require credit impairments to be measured over the contractual life of an asset and developed with consideration for past events, current conditions, and forecasts of future economic information. The new standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2022, with

Exhibit 99.1
early adoption permitted. We early adopted this standard on January 1, 2020, using the prospective transition method, and the standard did not have a material impact on our combined financial statements upon its adoption.
Standards Adopted in 2021
In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” ("ASU 2019-12"). ASU 2019-12 intends to simplify various aspects related to accounting for income taxes and removes certain exceptions to the general principles in the standard. Additionally, the ASU clarifies and amends existing guidance to improve consistent application of its requirements. The amendments of ASU 2019-12 were adopted as of January 1, 2021, and the impact of the adoption was not material.
Note 3 — Related Party Transactions with Parent

Corporate Allocations
The following table summarizes corporate allocations related to accounting and finance, legal, information technology, human resources, corporate fleet and cash incentive plans in selling, general and administrative expenses, in thousands:

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Before Allocations	Corporate allocations	After allocations	Before Allocations	Corporate allocations	After allocations
Cost of services	$107,372	$100	$107,472	$120,455	$777	$121,232
Selling, general and administrative	15,627	18,158	33,785	30,698	19,148	49,846
	$122,999	$18,258	$141,257	$151,153	$19,925	$171,078
Self-insurance agreements
The Parent is self-insured up to retention limits with regard to workers’ compensation, general liability claims, and medical and dental coverage of its employees. The Parent estimates its reserves related to litigation and self-insured risks based on the facts and circumstances specific to the litigation and self-insured claims and its past experience with similar claims. The Parent has deductibles per occurrence for workers’ compensation, automobile liability, general liability, and medical and dental coverage of $2.0 million, $1.0 million, $1.0 million and $0.4 million, respectively.
The Business’ expenses associated with the Parent self-insurance programs have been allocated based on cost of sales and are reflected within selling, general and administrative expenses in the interim combined statement of operations.
Parent company investment
All intercompany transactions between the Business and the Parent have been included in the combined financial statements and are considered to be effectively settled for cash at the time such transactions are recorded. The total net effect of these transactions is reflected in the combined statement of cash flows as net transfers from Parent within financing activities and in the combined balance sheet as Parent company investment. The components of net transfers from Parent for the period are presented in the following table, in thousands:

	Nine Months Ended September 30,
	2021	2020
Corporate allocations	$18,258	$19,925
Financing activities	(40,382)	(14,293)
Total net transfers from parent	$(22,124)	$5,632

Exhibit 99.1

Note 4 — Property and Equipment, net
Property and equipment, net include the following, in thousands:

	September 30,
	2021	2020
Service Equipment	$142,295	$140,847
Rental equipment	46,515	46,307
Light vehicles	19,408	19,407
Buildings and improvements	9,013	9,046
Land	7,994	8,022
Other	1,137	870
Total property and equipment	226,362	224,499
Less accumulated depreciation	112,312	93,620
Less impairment	60,188	59,940
Total property and equipment, net	$53,862	$70,939
The table below summarizes the gross amount of property and equipment and related accumulated amortization recorded under finance leases and included above, in thousands:

	September 30,
	2021	2020
Service equipment	$998	$4,669
Light vehicles	4,486	5,721
Rental equipment	464	461
	5,948	10,851
Less accumulated depreciation	(3,340)	(3,089)
Finance lease right-of-use assets, net	$2,608	$7,762

Note 5 — Goodwill
The following table summarizes goodwill balance, in thousands:

Well Servicing
Balance as of January 1, 2020	$—
Additions to goodwill	7,124
Goodwill impairment	(7,124)
Balance as of September 30, 2020	$—

In connection with the Parent acquisition of C&J Well Services, Inc. ("CJWS") from NexTier Holding Co on March 9, 2020, the Parent recorded goodwill of $19 million, which was initially allocated to its Well Servicing and Water Logistics reporting units based on their respective fair values. Only goodwill related to the Parent’s Well Servicing reporting unit (excluding assets in the California region) was pushed-down to the Business in an amount of $7.1 million.
On March 31, 2020, due to the reduction in demand for the Parent’s services, the Parent determined that the fair value of the Well Servicing reporting unit was less than its carrying value, which resulted in a full impairment of the Well Services reporting unit goodwill. Therefore, we recorded a goodwill impairment of $7.1 million for this reporting unit.
There are not additions in goodwill for the nine months ended September 30, 2021.

Exhibit 99.1
Note 6 — Accrued Expenses
Accrued expenses include the following, in thousands:

	September 30,
	2021	2020
Employee compensation and benefits	$23,991	$18,448
Property taxes	9,838	4,396
Sales and use taxes	306	594
Others	4,152	4,038
Total accrued expenses	$38,287	$27,476

Note 7 — Leases
The following table summarizes the components of the lease expense recognized for the nine months ended September 30, 2021 and 2020, respectively, in thousands:

	September 30,
	2021	2020
Operating lease expense:
Operating lease	$663	$1,022
Short term lease	561	519
Total operating lease expense	$1,224	$1,541

Finance lease expense:
Amortization of right of use assets	$1,379	$1,761
Interest on lease liabilities	311	390
Total finance lease expenses	$1,690	$2,151
Supplemental information related to leases was as follows:

	September 30,
	2021	2020
Operating leases
Weighted average remaining lease term	2.18	4.17
Weighted average discount rate	11.79%	16.16%

Finance leases
Weighted average remaining lease term	1.48	2.35
Weighted average discount rate	8.41%	8.44%
Supplemental cash flow information related to leases was as follows, in thousands:

	September 30,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$414	$381
Financing cash outflows from finance leases	$1,479	$1,650

Exhibit 99.1
Future annual minimum lease payments were as follows, in thousands:

For the nine months ending September 30, 2021	Operating Leases	Finance Leases
2021	$552	$1,972
2022	552	1,678
2023	99	—
2024	—	—
2025	—	—
Thereafter	$1,203	$3,650
Note 8 — Significant Concentrations
Concentration of credit risk primarily relates to trade receivables, which arise in the normal course of business.
As of September 30, 2021, three customers represent 47% of the total Business accounts receivable balance. As of September 30, 2020, one client represented 21% of the total Business accounts receivable balance.
For the nine months ended September 30, 2021, two customers accounted for 29% or $38.1 million of the Business’ revenue. For the nine months ended September 30, 2020, there were no customers that represented more than 10% of the Business’ revenue.
Note 9 — Parent Compensation Plans
The Parent maintains management cash incentive plans, stock option awards, time-based Restricted Stock Awards, Performance-based Restricted Stock Awards and Phantom Stock Awards with selected employees.
We recognized cash incentive plan compensation expenses of $3.2 million and $3.5 million. For the nine months ended September 30, 2021, no cost was allocated from Parent. For the nine months ended September 30, 2020, $0.6 million were allocated from Parent based on cost of sales ratio.
We recognized stock-based compensation of $0.1 million and $0.7 million the nine months ended September 30, 2021 and 2020, respectively of which the whole amounts were allocated from Parent based on cost of sales ratio.
Note 10 — 401K Plan
The Parent has a 401(k)-profit sharing plan that covers substantially all employees. After one year of employment, employees may contribute up to their base salary not to exceed the annual federal maximum allowed for such plans. At management’s discretion, the Parent may make a matching contribution proportional to each employee’s contribution. Employee contributions are fully vested at all times. Employer matching was suspended during portions of 2020 and 2019. Employer matching contributions vest immediately. Employer matching contributions vest immediately.
There were not employer contributions to the Business 401(k) for the nine months ended September 30, 2021.
Employer contributions to the Business 401(k) profit sharing plan were $0.4 million for the nine months ended September 30, 2020, respectively, of which $0.1 million were allocated from Parent based on cost of sales ratio.
Note 11 — Income Taxes
The Business provides a valuation allowance when it is more likely than not that some portion of the deferred tax assets will not be realized. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. Based on this evaluation, as of September 31, 2021, and 2020, a valuation allowance continues to be recorded on the net deferred tax assets for all federal and state tax jurisdictions, respectively. The Business has determined a valuation allowance is required for financial reporting purposes due to cumulative historic losses on a separate tax return basis.
Note 12 — Commitment and Contingencies
Environmental
We are subject to various federal, state and local environmental laws and regulations that establish standards and requirements for protection of the environment. We cannot predict the future impact of such standards and requirements which are subject to change and can have retroactive effectiveness. We continue to monitor the status of these laws and regulations.
We have not been fined, cited or notified of any environmental violations that would have a material adverse effect upon our financial position, liquidity or capital resources. However, due to the very nature of our business, material costs could be

Exhibit 99.1
incurred to maintain compliance. The amount of such future expenditures is not determinable due to several factors, including the unknown magnitude of possible regulation or liabilities, the unknown timing and extent of the corrective actions which may be required, the determination of the Business’ liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnification.
Litigation
FASB ASC 450 - "Contingencies" (“ASC 450”) governs the Business’ disclosure and recognition of loss contingencies, including pending claims, lawsuits, disputes with third parties, investigations and other actions that are incurred in the operation of our business. No liabilities related to litigation have recorded on the combined balance sheet.
Note 13 — Fair Value Measurements
Certain assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances. These assets can include long-lived assets that have been reduced to fair value when they are held for sale and long-lived assets, including goodwill, that are written down to fair value when they are impaired. Assets that are written down to fair value when impaired are not subsequently adjusted to fair value unless further impairment occurs.
The following table summarizes our fair value measurements made on a nonrecurring basis as of various dates during the periods presented. Please note that these amounts represent the carrying amounts and fair values at the time of each measurement, in thousands.

	Date of Measurement	Hierarchy Level	Carrying Amount	Fair value
Well Servicing goodwill	31-Mar-20	3	$7,124	$—
Property and equipment	31-Mar-20	3	$140,255	$80,315
Note 14 — Subsequent Events
The Business has evaluated subsequent events through March 22, 2022, and has determined that there were no subsequent events that require disclosure in the interim combined financial statements.